POWER OF ATTORNEY

The undersigned authorises and designates Trayne S. Wheeler, as a duly authorised attorney-in-fact, to file a Form ID with the Securities and Exchange Commission.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect for six months from the date hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of February 2008.




MAN INVESTMENTS AG




By:  /s/Andreas Knecht
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     Name:   Andreas Knecht
     Title:  Senior Legal Counsel





By:  /s/ Thomas Witschi
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     Name:   Thomas Witschi
     Title:  Senior Compliance Officer